Exhibit 4.1

K. HOVNANIAN ENTERPRISES, INC.
HOVNANIAN ENTERPRISES, INC.
AND THE OTHER GUARANTORS PARTY HERETO

7 1/2% Senior Notes due 2016

Sixth Supplemental Indenture

Dated as of February 27, 2006

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

TABLE OF CONTENTS

PAGE

ARTICLE 1
SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 1.01. Scope of Supplemental Indenture; General	2

ARTICLE 2
CERTAIN DEFINITIONS

Section 2.01. Certain Definitions	2
Section 2.02. Rules of Construction	26

ARTICLE 3
COVENANTS

Section 3.01. Existence	26
Section 3.02. Payment of Taxes and Other Claims	27
Section 3.03. Maintenance of Properties and Insurance	27
Section 3.04. Repurchase of Notes Upon Change of Control	28
Section 3.05. Limitations on Indebtedness	28
Section 3.06. Limitations on Restricted Payments	29
Section 3.07. Limitations on Transactions with Affiliates	32
Section 3.08. Limitations on Dispositions of Assets	34
Section 3.09. Offer to Purchase	35
Section 3.10. Limitations on Liens	37
Section 3.11. Limitations on Restrictions Affecting Restricted Subsidiaries	37
Section 3.12. Limitations on Mergers, Consolidations and Sales of Assets	40
Section 3.13. Reports to Holders of Notes	40
Section 3.14. Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade	41
Section 3.15. Applicability of Covenants Contained in the Base Indenture	41

ARTICLE 4
REMEDIES

Section 4.01. Events of Default	41
Section 4.02. Additional Provisions Related to Events of Default	44

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ARTICLE 5
GUARANTEES; RELEASE OF GUARANTOR

Section 5.01. Unconditional Guarantees	44
Section 5.02. Release of a Guarantor	45
Section 5.03. Guarantors as “obligors” for Provisions Included in the Indenture Pursuant to the Trust Indenture Act of 1939	46

ARTICLE 6
THE TRUSTEE

Section 6.01. Compensation and Indemnification of Trustee and Its Prior Claim	46

ARTICLE 7
DEFEASANCE

Section 7.01. Defeasance	46
Section 7.02. Additional Provisions to Survive Legal Defeasance and Discharge	46
Section 7.03. Additional Covenant Defeasance	46
Section 7.04. Section 10.4	47
Section 7.05. Satisfaction and Discharge of the Indenture	47

ARTICLE 8
THE NOTES

Section 8.01. Form of Notes	48
Section 8.02. Depositary	48
Section 8.03. Certificated Notes	48

ARTICLE 9
REDEMPTION

Section 9.01. Optional Redemption	48
Section 9.02. Sinking Fund; Mandatory Redemption	49
Section 9.03. Applicability of Sections of the Base Indenture	49

ARTICLE 10
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01. Amendments, Supplements and Waivers	49
Section 10.02. Payments for Consents	49

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ARTICLE 11
RELEASE OF ISSUER

Section 11.01. Release of Issuer	49

ARTICLE 12
MISCELLANEOUS

Section 12.01. GOVERNING LAW	50
Section 12.02. No Adverse Interpretation of Other Agreements	50
Section 12.03. Successors and Assigns	50
Section 12.04. Counterparts	50
Section 12.05. Severability	50
Section 12.06. Effect of Headings	50
Section 12.07. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939	50

SCHEDULE:
1.	Guarantors
2.	Unrestricted Subsidiaries

EXHIBIT:
A.	Form of Note
B.	Form of Supplemental Indenture

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SIXTH SUPPLEMENTAL INDENTURE dated as of February 27, 2006 (“Supplemental Indenture”) to the Indenture dated as of November 3, 2003 (the “Base Indenture” and as supplemented by a First Supplemental Indenture thereto, dated as of November 3, 2003, a Second Supplemental Indenture thereto, dated as of March 18, 2004, a Third Supplemental Indenture thereto, dated as of July 15, 2004, a Fourth Supplemental Indenture thereto, dated as of April 19, 2005, a Fifth Supplemental Indenture thereto, dated as of September 6, 2005, and this Supplemental Indenture, the “Indenture”), by and among K. HOVNANIAN ENTERPRISES, INC., a California corporation (the “Issuer”), HOVNANIAN ENTERPRISES, INC., a Delaware Corporation (“Hovnanian”), each of the Guarantors (as defined herein) and WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined herein):

WHEREAS, Hovnanian and the Issuer have duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Issuer’s unsecured senior debt securities (the “Securities”) and the Guarantees thereof to be issued in one or more series as in the Indenture provided;

WHEREAS, Hovnanian, the Issuer and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Issuer of a series of Securities designated as its 71/2% Senior Notes due 2016 (the “Notes”), substantially in the form attached hereto as Exhibit A and guaranteed by Hovnanian and the Guarantors (as defined herein), on the terms set forth herein;

WHEREAS, the Issuer now wishes to issue Notes in an aggregate principal amount of $300,000,000;

WHEREAS, Section 8.1 of the Base Indenture provides that a supplemental indenture may be entered into without the consent of the holders of any Securities by Hovnanian, the Issuer, the Guarantors and the Trustee for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of Hovnanian, the Issuer, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof Hovnanian, the Issuer and the Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the holders of the Notes, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE 1
SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 1.01.  Scope of Supplemental Indenture; General.  This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces the provisions of the Indenture, to which provisions reference is hereby made.

The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes (which shall be initially in the aggregate principal amount of $300,000,000) and shall not apply to any other Securities that have or may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “71/2% Senior Notes due 2016.”  The Notes shall be in the form of Exhibit A hereto, the terms of which are incorporated herein by reference.  The Notes shall be guaranteed by Hovnanian and the Guarantors as provided in such form and the Indenture.

Subject to Section 3.05 hereof, the Issuer may issue additional notes subsequent to the Issue Date (such notes, the “Additional Notes”) of the same series as the Notes.  In the event that the Issuer shall issue and the Trustee shall authenticate any Additional Notes issued under this Supplemental Indenture subsequent to the Issue Date, the Issuer shall use its best efforts to obtain the same “CUSIP” number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Supplemental Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Issuer may obtain a “CUSIP” number for such Notes that is different than the “CUSIP” number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Supplemental Indenture shall vote and consent together on all matters as one class, including without limitation, waivers, amendments, redemption and Offers to Purchase, and no Notes will have the right to vote or consent as a separate class from other Notes on any matter.

ARTICLE 2
CERTAIN DEFINITIONS

Section 2.01.  Certain Definitions.  Section 1.1 of the Base Indenture is hereby amended by adding the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Indenture, shall govern.  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture.

“Acquired Indebtedness” means (a) with respect to any Person that becomes a Restricted Subsidiary (or is merged into Hovnanian, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into Hovnanian, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into Hovnanian, the Issuer or any Restricted Subsidiary) and (b) with respect to Hovnanian, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by Hovnanian, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than Hovnanian, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition.  Indebtedness incurred in connection with or in contemplation of any transaction described in clause (a) or (b) of the preceding sentence shall be deemed to have been incurred by Hovnanian or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into Hovnanian, the Issuer or any Restricted Subsidiary) in the case of clause (a) or at the time of the acquisition of such assets in the case of clause (b), but shall not be deemed Acquired Indebtedness.

“Additional Notes” has the meaning ascribed to it in Article 1 hereof.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

“Affiliate Transaction” has the meaning ascribed to it in Section 3.07(a) hereof.

“Applicable Debt” means all Indebtedness of Hovnanian or any of its Restricted Subsidiaries (a) under Credit Facilities or (b) that is publicly traded (including in the Rule 144A market), including without limitation the Issuer’s senior notes and senior subordinated notes outstanding on the Issue Date.

“Asset Acquisition” means (a) an Investment by Hovnanian, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into Hovnanian, the Issuer or any Restricted Subsidiary or (b) the acquisition by Hovnanian, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Disposition” means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a “transaction”) by Hovnanian, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $5 million. The term “Asset Disposition” shall not include:

(a)           a transaction between Hovnanian, the Issuer and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

(b)           a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (i) homes, improved land and unimproved land and (ii) real estate (including related amenities and improvements),

(c)           a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

(d)           any exchange or swap of assets of Hovnanian, the Issuer or any Restricted Subsidiary for assets that (x) are to be used by Hovnanian, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped,

(e)           any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by Section 3.12 hereof, or

(f)            dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

“Attributable Debt” means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means

(a)           U.S. dollars;

(b)           securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

(c)           certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

(d)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)           commercial paper rated P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within six months after the date of acquisition; and

(f)            investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (a) through (e).

“Certificated Note” means a Note registered in individual form without interest coupons.

“Change of Control” means

(a)           any sale, lease, or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of Hovnanian and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of Hovnanian immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

(b)           a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than (x) Hovnanian or (y) the Permitted Hovnanian Holders) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of Hovnanian representing more than 50% of the voting power of the Common Equity of Hovnanian;

(c)           Continuing Directors cease to constitute at least a majority of the Board of Directors of Hovnanian;

(d)           the stockholders of Hovnanian approve any plan or proposal for the liquidation or dissolution of Hovnanian; provided, however, that a liquidation or dissolution of Hovnanian which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (a) above shall not constitute a Change of Control; or

(e)           a change of control shall occur as defined in the instrument governing any publicly traded debt securities of Hovnanian or the Issuer which requires Hovnanian or the Issuer to repay or repurchase such debt securities.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (a) vote in the election of directors of such Person or (b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Consolidated Adjusted Tangible Assets” of Hovnanian as of any date means the Consolidated Tangible Assets of Hovnanian, the Issuer and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

(a)           income taxes,

(b)           Consolidated Interest Expense,

(c)           depreciation and amortization expenses and other non-cash charges to earnings, and

(d)           interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the “Four Quarter Period”) for which financial results have been reported immediately preceding the determination date (the “Transaction Date”), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Incurred” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)           the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of any Indebtedness of Hovnanian, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

(b)           any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Hovnanian, the Issuer or any Restricted Subsidiary (including any

Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (b) of the definition of “Consolidated Net Income,” of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income,” other than clause (b) thereof, as if it applied to the Person or assets involved before they were acquired; and

(c)           the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

Furthermore, in calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a)           interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

(b)           notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” of Hovnanian for any period means the Interest Expense of Hovnanian, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” for any period means the Interest Incurred of Hovnanian, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the aggregate net income (or loss) of Hovnanian and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

(a)           the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) in which any Person other than Hovnanian, the Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by Hovnanian, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of Hovnanian’s, the Issuer’s or such Restricted Subsidiary’s (as applicable) pro rata share of such Unrestricted Subsidiary’s or such other Person’s net income earned during such period,

(b)           except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (a), the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with Hovnanian, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (ii) the assets of such Person are acquired by Hovnanian or any Restricted Subsidiary,

(c)           the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

(d)           the gains or losses, together with any related provision for taxes, realized during such period by Hovnanian, the Issuer or any Restricted Subsidiary resulting from (i) the acquisition of securities, or extinguishment of Indebtedness, of Hovnanian or any Restricted Subsidiary or (ii) any Asset Disposition by Hovnanian or any Restricted Subsidiary,

(e)           any extraordinary gain or loss together with any related provision for taxes, realized by Hovnanian, the Issuer or any Restricted Subsidiary, and

(f)            any non-recurring expense recorded by Hovnanian, the Issuer or any Restricted Subsidiary in connection with a merger accounted for as a “pooling-of-interests” transaction;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (iii) of Section 3.06(a) hereof, clause (d)(ii) above shall not be applicable.

“Consolidated Tangible Assets” of Hovnanian as of any date means the total amount of assets of Hovnanian, the Issuer and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (a) Intangible Assets and (b) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

“Continuing Director” means a director who either was a member of the Board of Directors of Hovnanian on the Issue Date or who became a director of Hovnanian subsequent to such date and whose election or nomination for election by Hovnanian’s stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of Hovnanian at the time of such approval, either by a specific vote or by approval of the proxy statement issued by Hovnanian on behalf of the entire Board of Directors of Hovnanian in which such individual is named as nominee for director.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Credit Facilities” means, collectively, each of the credit facilities and lines of credit of Hovnanian or one or more Restricted Subsidiaries in existence on the Issue Date and one or more other facilities and lines of credit among or between Hovnanian or one or more Restricted Subsidiaries and one or more lenders pursuant to which Hovnanian or one or more Restricted Subsidiaries may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Designation Amount” has the meaning provided in the definition of Unrestricted Subsidiary.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (b) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case, at any time prior to the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require Hovnanian to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provision applicable to such Capital Stock are no more favorable to such holders than the provisions of Section 3.04 hereof and such Capital Stock specifically provides that Hovnanian will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to Hovnanian’s repurchase of the Notes as are required pursuant to Section 3.04 hereof.

“DTC” has the meaning ascribed to such term in Section 8.02 hereof.

“Event of Default” means any event specified as such in Section 4.01 hereof.

“expiration date” has the meaning ascribed to it in Section 3.09(b) hereof.

“Extinguished Covenants” has the meaning ascribed to such term in Section 3.14 hereof.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of Hovnanian or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“GAAP” or “generally accepted accounting principles” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on May 4, 1999.

“Global Note” has the meaning ascribed to such term in Section 8.01 hereof.

“Global Note Holder” has the meaning ascribed to such term in Section 8.02 hereof.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “guarantee” does not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.

“Guarantors” means (i) initially, Hovnanian and each of the other Guarantors signatory hereto as set forth on Schedule 1 hereto, which includes each of Hovnanian’s Restricted Subsidiaries in existence on the Issue Date, other than the Issuer, KHL, Inc. and K. Hovnanian Poland, sp.zo.o. and (ii) each of Hovnanian’s Subsidiaries which becomes a Guarantor of the Notes pursuant to the provisions of this Indenture, and their successors, in each case until released from its respective Guarantee pursuant to this Indenture.

“Holder”, “Holder of Securities”, “securityholder” and similar terms mean in the case of a Note, the Person in whose name such Note is registered in the books of the security register for the Notes.

“Hovnanian” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor under the Indenture.

“incurrence” has the meaning ascribed to it in Section 3.05(a) hereof.

“Indebtedness” of any Person means, without duplication,

(a)           any liability of such Person (i) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (iii) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

(b)           any Indebtedness of others that such Person has guaranteed to the extent of the guarantee, provided, however, that Indebtedness of Hovnanian and its Restricted Subsidiaries will not include the obligations of Hovnanian or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to Section 3.06 hereof,

(c)           to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

(d)           all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (i) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (ii) the maximum liability of such Person for any contingent obligations under clause (a) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (iii) in the case of clause (d) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

“Indenture” has the meaning ascribed to it in the preamble hereof.

“Intangible Assets” of Hovnanian means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangible on the consolidated balance sheet of Hovnanian, the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (a) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest and other charges amortized to cost of sales), and (b) all interest actually paid by Hovnanian or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than Hovnanian, the Issuer or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (a) Interest Expense and (b) all capitalized interest and amortized debt issuance costs.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under the Indenture.

“Investment Grade” means, with respect to a debt rating of the Notes, a rating of Baa3 or higher by Moody’s together with a rating of BBB- or higher by S&P or, in the event S&P or Moody’s or both shall cease rating the Notes (for reasons outside the control of Hovnanian or the Issuer) and Hovnanian shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Investments” of any Person means (a) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (b) all guarantees of Indebtedness or other obligations of any other Person by such Person, (c) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (d) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means February 27, 2006.

“Issuer” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under the Indenture.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Make-Whole Amount” means, in connection with any optional redemption of any Note pursuant to Section 9.01 hereof, the excess, if any, of: (a) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Treasury Rate (determined on the business day preceding the date of such redemption) plus 0.50%, from the respective dates on which such principal and interest would have been payable if such payment had not been made; over (b) the principal amount of the Note being redeemed.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage Subsidiary” means any Subsidiary of Hovnanian substantially all of whose operations consist of the mortgage lending business.

“Net Cash Proceeds” means with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller’s indemnities or other obligations to the purchaser undertaken by Hovnanian, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (a) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (b) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties and indemnities, or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.

“Notes” has the meaning ascribed to it in the preamble hereof.

“Offer” has the meaning ascribed to it in Section 3.09(a) hereof.

“Offer to Purchase” has the meaning ascribed to it in Section 3.09(a) hereof.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permitted Hovnanian Holders” means, collectively, Kevork S. Hovnanian, Ara K. Hovnanian, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

“Permitted Indebtedness” means

(a)           Indebtedness under Credit Facilities which does not exceed $1.0 billion principal amount outstanding at any one time;

(b)           Indebtedness in respect of obligations of Hovnanian and its Subsidiaries to the trustees under indentures for debt securities;

(c)           intercompany debt obligations of (i) Hovnanian to the Issuer, (ii) the Issuer to Hovnanian, (iii) Hovnanian or the Issuer to any Restricted Subsidiary and (iv) any Restricted Subsidiary to Hovnanian or the Issuer or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Issuer or Hovnanian owed to any Restricted Subsidiary or the Issuer that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of Section 3.05(a) hereof at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

(d)           Indebtedness of Hovnanian or the Issuer or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

(e)           Purchase Money Indebtedness;

(f)            Capitalized Lease Obligations;

(g)           obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

(h)           Indebtedness secured only by office buildings owned or occupied by Hovnanian or any Restricted Subsidiary, which Indebtedness does not exceed $10 million aggregate principal amount outstanding at any one time;

(i)            Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and

(j)            Indebtedness of Hovnanian or any Restricted Subsidiary which, together with all other Indebtedness under this clause (j), does not exceed $50 million aggregate principal amount outstanding at any one time.

“Permitted Investment” means

(a)           Cash Equivalents;

(b)           any Investment in Hovnanian, the Issuer or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, Hovnanian or a Restricted Subsidiary;

(c)           any receivables, loans or other consideration taken by Hovnanian, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture;

(d)           Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture;

(e)           Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness;

(f)            any loan or advance to an executive officer, director or employee of Hovnanian or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of Hovnanian or a committee thereof consisting of disinterested members;

(g)           Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time;

(h)           Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

(i)            obligations of Hovnanian or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages; and

(j)            Investments in an aggregate amount outstanding not to exceed $10 million.

“Permitted Liens” means

(a)           Liens for taxes, assessments or governmental or quasi-government charges or claims that (i) are not yet delinquent, (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (iii) encumber solely property abandoned or in the process of being abandoned,

(b)           statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

(c)           Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security,

(d)           Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (a)(i) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of Hovnanian, the Issuer and the Restricted Subsidiaries,

(e)           attachment or judgment Liens not giving rise to a Default or an Event of Default,

(f)            easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of Hovnanian, the Issuer and the Restricted Subsidiaries,

(g)           zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of Hovnanian, the Issuer and the Restricted Subsidiaries,

(h)           Liens securing Indebtedness incurred pursuant to clause (h) or (i) of the definition of Permitted Indebtedness,

(i)            Liens securing Indebtedness of Hovnanian, the Issuer or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that the aggregate amount of all consolidated Indebtedness of Hovnanian, the Issuer and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof),

(j)            Liens securing Non-Recourse Indebtedness of Hovnanian, the Issuer or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness,

(k)           Liens securing Purchase Money Indebtedness; provided that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness,

(l)            Liens on property or assets of Hovnanian, the Issuer or any Restricted Subsidiary securing Indebtedness of Hovnanian, the Issuer or any Restricted Subsidiary owing to Hovnanian, the Issuer or one or more Restricted Subsidiaries,

(m)          leases or subleases granted to others not materially interfering with the ordinary course of business of Hovnanian and the Restricted Subsidiaries,

(n)           purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

(o)           any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under the Indenture,

(p)           any right of a lender or lenders to which Hovnanian, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of Hovnanian, the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

(q)           any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of Hovnanian, the Issuer and the Restricted Subsidiaries,

(r)            Liens for homeowner and property owner association developments and assessments,

(s)           Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced,

(t)            Liens incurred in the ordinary course of business as security for the obligations of Hovnanian, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

(u)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Hovnanian or any Subsidiary of Hovnanian or becomes a Subsidiary of Hovnanian; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with Hovnanian or the Subsidiary or acquired by Hovnanian or its Subsidiaries,

(v)           Liens on property existing at the time of acquisition thereof by Hovnanian or any Subsidiary of Hovnanian, provided that such Liens were in existence prior to the contemplation of such acquisition,

(w)          Liens existing on the Issue Date and any extensions, renewals or replacements thereof, and

(x)            Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“purchase amount” has the meaning ascribed to it in Section 3.09(b) hereof.

“purchase date” has the meaning ascribed to it in Section 3.09(b) hereof.

“Purchase Money Indebtedness” means Indebtedness of Hovnanian, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by Hovnanian, the Issuer and the Restricted Subsidiaries; provided, however, that (a) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (b) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

“Qualified Stock” means Capital Stock of Hovnanian other than Disqualified Stock.

“Rating Agency” means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by Hovnanian (as certified by a resolution of the Board of Directors of Hovnanian) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Real Estate Business” means homebuilding, housing construction, real estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

“Refinancing Indebtedness” means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of Hovnanian, the Issuer or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by Hovnanian, the Issuer or any Restricted Subsidiary pursuant to the terms of the Indenture, but only to the extent that:

(a)           the Refinancing Indebtedness is subordinated, if at all, to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

(b)           the Refinancing Indebtedness is scheduled to mature either (i) no earlier than the Indebtedness being refunded, refinanced or extended or (ii) after the maturity date of the Notes,

(c)           the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

(d)           such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

“Registrar” means a Person engaged to maintain the security register for the Notes.

“Repurchase Date” has the meaning ascribed to it in Section 3.04(a) hereof.

“Restricted Payment” means any of the following:

(a)           the declaration or payment of any dividend or any other distribution on Capital Stock of Hovnanian, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Hovnanian, the Issuer or any Restricted Subsidiary (other than (i) dividends or distributions payable solely in Qualified

Stock and (ii) in the case of the Issuer or Restricted Subsidiaries, dividends or distributions payable to Hovnanian, the Issuer or a Restricted Subsidiary);

(b)           the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Hovnanian, the Issuer or any Restricted Subsidiary (other than a payment made to Hovnanian, the Issuer or any Restricted Subsidiary); and

(c)           any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of Hovnanian as an Unrestricted Subsidiary) and any amounts paid in accordance with clause (b) of the definition of Indebtedness.

“Restricted Subsidiary” means any Subsidiary of Hovnanian which is not an Unrestricted Subsidiary.

“S&P” means Standard and Poor’s Ratings Service, a division of The McGraw Hill Companies, Inc., a New York corporation or any successor to its debt rating business.

“Securities” has the meaning ascribed to it in the preamble hereof.

“Significant Subsidiary” means any Subsidiary of Hovnanian which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Successor” has the meaning ascribed to it in Section 3.12(a) hereof.

“Supplemental Indenture” has the meaning ascribed to it in the preamble hereof.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), equal to the then remaining maturity of the Note being prepaid.  If no maturity exactly corresponds to such maturity, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

“Trustee” means the party named in the preamble hereof until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means any Subsidiary of Hovnanian so designated by a resolution adopted by the Board of Directors of Hovnanian or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against Hovnanian, the Issuer or any Restricted Subsidiary, and neither Hovnanian, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of Hovnanian, the Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of Hovnanian, the Issuer or any Restricted Subsidiary.  As of the Issue Date, the Unrestricted Subsidiaries will be the Subsidiaries of Hovnanian named in Schedule 2 hereto.

Subject to the foregoing, the Board of Directors of Hovnanian or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; provided, however, that (a) the net amount (the “Designation Amount”) then outstanding of all previous Investments by Hovnanian and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under Section 3.06 hereof to the extent provided therein, (b) Hovnanian must be permitted under Section 3.06 hereof to make the Restricted Payment deemed to have been made pursuant to clause (a), and (c) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person’s merger with Hovnanian or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by Hovnanian or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

The Board of Directors of Hovnanian or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary provided, however, that (a) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under Section 3.05 hereof and (b) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, Hovnanian and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under Section 3.05(a) hereof.  Any such designation or redesignation by the Board of Directors of Hovnanian or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of Hovnanian or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate.  The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member’s interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of Hovnanian of which more than 95% of the equity interest is held by Hovnanian or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the sum of all such payments described in clause (a)(i) above.

Section 2.02.  Rules of Construction.  Unless the context otherwise requires or except as otherwise expressly provided, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

ARTICLE 3
COVENANTS

Section 3.01.  Existence.  Hovnanian and the Issuer will each do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of Hovnanian, the Issuer and each Restricted Subsidiary, provided that Hovnanian and the Issuer are not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of Hovnanian and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Sections 3.08 and 3.12 hereof.

Section 3.02.  Payment of Taxes and Other Claims.  Hovnanian will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon Hovnanian or any Subsidiary or its income or profits or property, and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of Hovnanian or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 3.03.  Maintenance of Properties and Insurance.  (a) Hovnanian will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of Hovnanian may be necessary so that the business of Hovnanian and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents Hovnanian or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of Hovnanian, desirable in the conduct of the business of Hovnanian and its Restricted Subsidiaries taken as a whole.

(b)           Hovnanian will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which Hovnanian and its Restricted Subsidiaries are then conducting business.

Section 3.04.  Repurchase of Notes Upon Change of Control.

(a)           In the event that there shall occur a Change of Control, each Holder of Notes shall have the right, at such Holder’s option, to require the Issuer to purchase all or any part of such Holder’s Notes on a date (the “Repurchase Date”) that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Repurchase Date.

(b)           On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail or cause to be mailed, to all Holders of record of Notes and to the Trustee a notice regarding the Change of Control and the repurchase right.  The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the Notes and the procedure which the Holder must follow to exercise such right. Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise such right, the Holder of such Note must deliver, at least ten days prior to the Repurchase Date, written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder’s exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

(c)           The Issuer will comply with applicable law, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

Section 3.05.  Limitations on Indebtedness.

(a)           Hovnanian and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

(b)           Notwithstanding the foregoing, the provisions of the Indenture will not prevent the incurrence of:

(i)    Permitted Indebtedness,

(ii)   Refinancing Indebtedness,

(iii)  Non-Recourse Indebtedness,

(iv)  any Guarantee of Indebtedness represented by the Notes, and

(v)   any guarantee of Indebtedness incurred under Credit Facilities in compliance with the Indenture.

(c)           For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), Hovnanian, in its sole discretion,

(i)    may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

(ii)   may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

(iii)  may elect to comply with such paragraphs (or definitions), as applicable, in any order.

(d)           Hovnanian and the Issuer will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of Hovnanian or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of Hovnanian or such Guarantor, as the case may be.

Section 3.06.  Limitations on Restricted Payments.

(a)           Hovnanian and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(i)    no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(ii)   immediately after giving effect to such Restricted Payment, Hovnanian could incur at least $1.00 of Indebtedness pursuant to Section 3.05(a) hereof; and

(iii)  immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after May 4, 1999 does not exceed the sum of:

(A)               50% of the Consolidated Net Income of Hovnanian on a cumulative basis during the period (taken as one accounting period) from and including February 1, 1999 and ending on the last day of Hovnanian’s fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(B)               100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by Hovnanian from (1) any capital contribution to Hovnanian after February 1, 1999 or any issue or sale after February 1, 1999 of Qualified Stock (other than to any Subsidiary of Hovnanian) and (2) the issue or sale after February 1, 1999 of any Indebtedness or other securities of Hovnanian convertible into or exercisable for Qualified Stock of Hovnanian that have been so converted or exercised, as the case may be, plus

(C)               in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after May 4, 1999, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (A)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (A)), plus

(D)               with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after May 4, 1999, in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (A)), an amount equal to the lesser of (x) the proportionate interest of Hovnanian or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary’s designation as an Unrestricted Subsidiary, plus

(E)                $17 million, minus

(F)                the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (iii) of paragraph (b) below) made after February 1, 1999 through May 4, 1999.

(b)           Clauses (ii) and (iii) of paragraph (a) will not prohibit:

(i)    the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of the Indenture;

(ii)   the repurchase, redemption or retirement of any shares of Capital Stock of Hovnanian in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of Hovnanian) of, other shares of Qualified Stock; and

(iii)  the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of Hovnanian or any Subsidiary held by officers or employees or former officers or employees of Hovnanian or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10 million in the aggregate since May 4, 1999;

provided, however that each Restricted Payment described in clauses (i) and (ii) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (iii) of the immediately preceding paragraph.

(c)           For purposes of determining the aggregate and permitted amounts of  Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by Hovnanian or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

(d)           In determining the “Fair Market Value of Property” for purposes of clause (iii) of paragraph (a), Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the “equity value” of the Capital Stock or other securities issued in exchange therefor.  The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or The Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of Hovnanian.

Section 3.07.  Limitations on Transactions with Affiliates.

(a)           Hovnanian and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of Hovnanian or any Affiliate of any of Hovnanian’s Subsidiaries or any holder of 10% or more of the Common Equity of Hovnanian (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an “Affiliate Transaction”), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by Hovnanian, the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of Hovnanian or any of Hovnanian’s Subsidiaries.

(b)           In addition, Hovnanian and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

(i)    with respect to any such Affiliate Transaction involving or having a value of more than $1 million, Hovnanian shall have (x) obtained the approval of a majority of the Board of Directors of Hovnanian and (y) either obtained the approval of a majority of Hovnanian’s disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to Hovnanian, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, and

(ii)   with respect to any such Affiliate Transaction involving or having a value of more than $10 million, Hovnanian shall have (x) obtained the approval of a majority of the Board of Directors of Hovnanian and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to Hovnanian, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

(c)           Notwithstanding the foregoing, an Affiliate Transaction will not include:

(i)    any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of Hovnanian or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of Hovnanian,

(ii)   Capital Stock issuances to directors, officers and employees of Hovnanian or its Subsidiaries pursuant to plans approved by the stockholders of Hovnanian,

(iii)  any Restricted Payment otherwise permitted under Section 3.06 hereof,

(iv)  any transaction between or among Hovnanian and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of Hovnanian (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the Indenture)),

(v)   any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to Hovnanian or a Restricted Subsidiary,

(vi)  issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of Hovnanian, and

(vii) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of Hovnanian, the Issuer or any Restricted Subsidiary.

Section 3.08.  Limitations on Dispositions of Assets.  (a) Hovnanian and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless (x) Hovnanian (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and (y) not less than 70% of the consideration received by Hovnanian (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities.

The amount of (i) any Indebtedness (other than any Indebtedness subordinated to the Notes) of Hovnanian or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition and (ii) the fair market value (as determined in good faith by the Board of Directors of Hovnanian) of any property or assets received that are used or useful in a Real Estate Business, shall be deemed to be consideration required by clause (y) above for purposes of determining the percentage of such consideration received by Hovnanian or the Restricted Subsidiaries.

(b)           The Net Cash Proceeds of an Asset Disposition shall, within one year, at Hovnanian’s election, (1) be used by Hovnanian or a Restricted Subsidiary in the business of the construction and sale of homes conducted by Hovnanian and the Restricted Subsidiaries or any other business of Hovnanian or a Restricted Subsidiary existing at the time of such Asset Disposition or (2) to the extent not so used, be applied to make an Offer to Purchase Notes and, if Hovnanian or a Restricted Subsidiary elects or is required to do so repay, purchase or redeem any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (i) the principal amount of the Notes tendered in such offer to purchase and (ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase or repayment.

(c)           Notwithstanding the foregoing, (A) Hovnanian will not be required to apply such Net Cash Proceeds to the repurchase of Notes in accordance with clause (2) of the preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Offer to Purchase shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with an

Asset Disposition, Hovnanian and the Restricted Subsidiaries will not be required to comply with the requirements of clause (y) of the first sentence of the first paragraph of this covenant to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

Section 3.09.  Offer to Purchase.  (a) An “Offer to Purchase” means an offer by the Issuer to purchase Notes as required by the Indenture.  An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders.  The Issuer will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

(b)           The offer must include or state the following as to the terms of the Offer to Purchase:

(i)    the provision of the Indenture pursuant to which the Offer to Purchase is being made;

(ii)   the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Indenture) (the “purchase amount”);

(iii)  the purchase price, including the portion thereof representing accrued interest;

(iv)  an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(v)   information concerning the business of Hovnanian and its Subsidiaries which the Issuer in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include

(A)               the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for Hovnanian,

(B)               a description of material developments in Hovnanian’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Issuer to make the Offer to Purchase), and

(C)               if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase;

(vi)     a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

(vii)    the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(viii)   each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(ix)      interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Purchase, will continue to accrue;

(x)       on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(xi)      Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuer or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(xii)     (A) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer will purchase all such Notes, and (B) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;

(xiii)    if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(xiv)    if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)           Prior to the purchase date, the Issuer will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase.  On the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.  The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)           The Issuer will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

Section 3.10.  Limitations on Liens.  Hovnanian and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such indebtedness is no longer secured by a Lien.

Section 3.11.  Limitations on Restrictions Affecting Restricted Subsidiaries.  Hovnanian and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

(a)           pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by Hovnanian or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to Hovnanian or any other Restricted Subsidiary,

(b)           make loans or advances to Hovnanian or any other Restricted Subsidiary, or

(c)           transfer any of its property or assets to Hovnanian or any other Restricted Subsidiary,

except for:

(i)    encumbrances or restrictions existing under or by reason of applicable law,

(ii)   contractual encumbrances or restrictions in effect on the Issue Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect on the Issue Date,

(iii)  any restrictions or encumbrances arising under Acquired Indebtedness; provided that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

(iv)  any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (iv) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

(v)   any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of Hovnanian to pay dividends or make or repay loans or advances prior to default thereunder,

(vi)     reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Indenture,

(vii)    customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

(viii)   any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

(ix)      encumbrances or restrictions existing under or by reason of the Indenture or the Notes,

(x)       purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding paragraph,

(xi)      Liens permitted under the Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

(xii)     provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

(xiii)    customary provisions of any franchise, distribution or similar agreements,

(xiv)    restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business, and

(xv)     any encumbrance or restrictions of the type referred to in clauses (a), (b) or (c) of the first paragraph of this section imposed by any amendments, modifications, restatements, renewals, supplements, refinancings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) of this paragraph, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of Hovnanian’s Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing.

Section 3.12.  Limitations on Mergers, Consolidations and Sales of Assets.  This Section 3.12 shall replace the provisions contained in Sections 9.1 and 9.2 of the Base Indenture in its entirety and the references to Article Nine in Section 9.3 of the Base Indenture shall refer to this Section 3.12.  Neither the Issuer nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or the Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which Hovnanian, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(a)           the Person formed by or surviving such consolidation or merger (if other than Hovnanian, the Issuer or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of Hovnanian, the Issuer or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture,

(b)           immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, and

(c)           immediately after giving effect to such transaction, Hovnanian (or its Successor) could incur at least $1.00 of Indebtedness pursuant to Section 3.05(a) hereof.

The foregoing provisions shall not apply to (i) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to Section 5.02 hereof, or (ii) a transaction the purpose of which is to change the state of incorporation of Hovnanian, the Issuer or any Guarantor.

Section 3.13.  Reports to Holders of Notes.  In addition to the provisions set forth in Sections 4.3 and 4.4 of the Base Indenture, in the event that Hovnanian is no longer subject to the periodic reporting requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements.  Regardless of whether Hovnanian is required to furnish such reports to its stockholders pursuant to the Exchange Act, Hovnanian will cause its consolidated financial statements and a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.

Section 3.14.  Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade.

(a)           The Issuer, Hovnanian and its Restricted Subsidiaries’ obligations to comply with the provisions of the Indenture under this Article 3 (except for Sections 3.01, 3.02, 3.03, 3.04, 3.10, 3.12 (other than clause (c) of the first paragraph thereof), 3.13 and 3.15 hereof) will terminate (such terminated covenants, the “Extinguished Covenants”) and cease to have any further effect from and after the first date when the Notes issued under the Indenture are rated Investment Grade; provided that if the Notes subsequently cease to be rated Investment Grade, then, from and after the time the Notes cease to be rated Investment Grade, the Issuer’s, Hovnanian’s and its Restricted Subsidiaries’ obligation to comply with the Extinguished Covenants shall be reinstated.

(b)           In the event of any such reinstatement of the obligation to comply with the Extinguished Covenants, no action taken or omitted to be taken by the Issuer, Hovnanian or any of its Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under the Indenture upon reinstatement; provided that with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made after May 4, 1999 will be calculated as though Section 3.06 hereof had been in effect during the entire period after such date.

Section 3.15.  Applicability of Covenants Contained in the Base Indenture.  Except for Section 3.6 of the Base Indenture (which is deleted in its entirety and replaced with Section 3.10 hereof), each of the agreements and covenants of the Issuer and/or Hovnanian, as applicable, contained in Article Three of the Base Indenture shall apply to the Notes.

ARTICLE 4
REMEDIES

Section 4.01.  Events of Default.  (a) “Event of Default” means any one or more of the following events and this Section 4.01(a) (i) through (ix) replaces

Sections 5.1 (a), (b), (c), (d), (e), (f), (g) and (h) of the Base Indenture in their entirety:

(i)    the failure by Hovnanian, the Issuer and the Guarantors to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(ii)   the failure by Hovnanian, the Issuer and the Guarantors to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(iii)  the failure by Hovnanian, the Issuer or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantee or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under Sections 3.04 and 3.12 hereof, which will constitute Events of Default with notice but without passage of time);

(iv)  the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of Hovnanian, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $10 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

(v)   the failure by Hovnanian, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $10 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of Hovnanian or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

(vi)  a final judgment or judgments that exceed $10 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against Hovnanian, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(vii) Hovnanian, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)               commences a voluntary case,

(B)               consents to the entry of an order for relief against it in an involuntary case,

(C)               consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)               makes a general assignment for the benefit of creditors;

(viii)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)               is for relief against Hovnanian, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(B)               appoints a Custodian of Hovnanian, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of Hovnanian or any Restricted Subsidiary that is a Significant Subsidiary, or

(C)               orders the liquidation of Hovnanian, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(ix)   any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

A Default as described in subclause (iii) above will not be deemed an Event of Default until the Trustee notifies Hovnanian, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify Hovnanian and the Trustee, of the Default and (except in the case of a default with respect to Sections 3.04 and 3.12 hereof) Hovnanian does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.

(b)           The first sentence of the second paragraph in Section 5.1 of the Base Indenture is replaced, with respect to the Notes, in its entirety with the following and the third paragraph in Section 5.1 of the Base Indenture is deleted in its entirety:

If an Event of Default (other than an Event of Default with respect to Hovnanian or the Issuer resulting from subclauses (vii) or (viii) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to Hovnanian, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to Hovnanian and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to Hovnanian or the Issuer specified in subclauses (vii) or (viii) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and Hovnanian or any Holder.

Section 4.02.  Additional Provisions Related to Events of Default.  The provisions of Sections 5.1 (except as specified above), 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 of the Base Indenture shall apply to the Notes; provided that (x) the reference in the last paragraph of Section 5.1 of the Base Indenture shall be to clauses (i) and (ii) of Section 4.01(a) hereof, (y) the first clause of the parenthetical contained in Section 5.8 of the Base Indenture shall be replaced with the following: “(the term ‘defaults’ for the purposes of this Section 5.8 being hereby defined to be any Event of Default as defined in the Sixth Supplemental Indenture, not including periods of grace, if any, provided for therein” and (z) all references contained in Section 5.8 of the Base Indenture to clause (d) shall be replaced with the following: “clause (iii)”.  In addition, Hovnanian is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.

ARTICLE 5
GUARANTEES; RELEASE OF GUARANTOR

Section 5.01.  Unconditional Guarantees.  (a) Hovnanian and each of the other Guarantors hereby (and will so long, in the case of a Restricted Subsidiary, as it remains a Restricted Subsidiary) Guarantee the Notes in accordance with the provisions of Article Thirteen of the Base Indenture.

(b)           Each Guarantor, by execution hereof, agrees to be bound by the Base Indenture, as supplemented by this Supplemental Indenture, with respect to the Notes as if such Guarantor was a party to both the Base Indenture and this Supplemental Indenture.

Each existing Restricted Subsidiary (other than KHL, Inc., the Issuer (for so long as it remains the Issuer) and K. Hovnanian Poland, sp.z.o.o.) will be a Guarantor.  Hovnanian is permitted to cause any Unrestricted Subsidiary to be a Guarantor.  If the Issuer, Hovnanian or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary after the Issue Date, the new Restricted Subsidiary must (subject to Section 5.02(b) hereof) provide a Guarantee Notation, substantially in the form of Exhibit A to the Base Indenture and shall also execute a supplemental indenture in the form of Exhibit B hereto, and deliver an Opinion of Counsel to the Trustee in accordance with Section 8.4 of the Base Indenture.

Section 5.02.  Release of a Guarantor.  (a) If all or substantially all of the assets of any Guarantor other than Hovnanian or all of the Capital Stock of any Guarantor other than Hovnanian is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by Hovnanian or any of its Subsidiaries, or, unless Hovnanian elects otherwise, if any Guarantor other than Hovnanian is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Indenture without any further action on the part of the Trustee or any Holder of the Notes.

(b)           Upon the release of the guarantee by a Guarantor (including, for the avoidance of doubt, the Issuer after it ceases to be the Issuer pursuant to Article Fourteen of the Base Indenture) other than Hovnanian under all then outstanding Applicable Debt, at any time after the suspension of the Extinguished Covenants pursuant to Section 3.14 hereof, the Guarantee of such Guarantor under the Indenture will be released and discharged in respect of the Notes at such time and no Restricted Subsidiary thereafter acquired or created will be required to be a Guarantor in respect of the Notes; provided that the foregoing shall not apply to any release of any Guarantor done in contemplation of, or in connection with, any cessation of the Notes being rated Investment Grade. In the event that (i) any such released Guarantor thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed) or (ii) the Extinguished Covenants cease to be suspended pursuant to Section 3.14 hereof then any such released Guarantor and any other Restricted Subsidiary of Hovnanian then existing (other than the Restricted Subsidiaries named in Section 5.01(b) hereof) will Guarantee the Notes on the terms and conditions set forth in the Indenture.  For purposes of this clause (b), Applicable Debt secured by a Lien on such Restricted Subsidiary’s Property or issued by such Restricted Subsidiary shall be deemed guaranteed by such Restricted Subsidiary.

(c)           An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from Hovnanian to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.

Section 5.03.  Guarantors as “obligors” for Provisions Included in the Indenture Pursuant to the Trust Indenture Act of 1939.  Each provision included in the Indenture which is required to be included by any of Sections 310 to 317 of the Trust Indenture Act of 1939, inclusive, or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, and which applies to an “obligor,” as that term is defined under the Trust Indenture Act of 1939, shall apply to each of the Guarantors.

ARTICLE 6
THE TRUSTEE

Section 6.01.  Compensation and Indemnification of Trustee and Its Prior Claim.  Solely with respect to the Notes to which this Sixth Supplemental Indenture relates, Section 6.6 of the Base Indenture is amended by replacing each occurrence of the word “Issuer” in such Section 6.6 with the word “Hovnanian”.

ARTICLE 7
DEFEASANCE

Section 7.01.  Defeasance.  Except as stated below, the provisions of Article Ten of the Base Indenture shall apply to the Notes in their entirety; provided, that the “obligations” referred to in each of Section 10.2 and Section 10.3 of the Base Indenture will also apply to the “obligations” of Hovnanian and the Guarantors with respect to their Guarantees in the case of Section 10.2 of the Base Indenture and with respect to the covenants and events of default specified herein in the case of Section 10.3 of the Base Indenture.

Section 7.02.  Additional Provisions to Survive Legal Defeasance and Discharge.  Section 10.2 of the Base Indenture is hereby amended to (x) delete the “and” following clause (c) and before clause (d) of such section and to replace it with “;” and (y) add the following clauses (e) and (f) to the end of such section, “(e) the rights of registration of transfer and exchange of the Notes; and (f) the rights of Holders of Notes that are beneficiaries with respect to property so deposited with the Trustee payable to all or any of them”.

Section 7.03.  Additional Covenant Defeasance.  In addition to the “obligations” referred to in Section 10.3 of the Base Indenture, “Covenant

Defeasance”, as defined in such Section, will also apply to the release of obligations of the Issuer, Hovnanian and the Guarantors set forth in Section 3.04 through 3.11 hereof, inclusive and clause (c) of Section 3.12 hereof, Section 5.01 hereof and each Guarantor’s obligations under its Guarantee Notation and clauses (iii) (with respect to the covenants so defeased), (iv), (v), (vi) and (ix) of Section 4.01(a) hereof will no longer constitute Events of Default.

Section 7.04.  Section 10.4.  Section 10.4(b) of the Base Indenture is hereby amended by replacing the words “the date of this Indenture” with “February 27, 2006”.

Section 7.05.  Satisfaction and Discharge of the Indenture.  Section 10.9 of the Base Indenture is hereby deleted in its entirety and replaced with the following text: “SECTION 10.9.  Satisfaction and Discharge of Indenture.  If at any time (a) (i) the Issuer shall have paid or caused to be paid the principal of, premium, if any, and interest on all the Securities Outstanding (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9), or (b) (i) the Securities mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and premium and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default has occurred and is continuing on the date of the deposit, (iv) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound, and (v) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer (including all amounts, payable to the Trustee pursuant to Section 6.6), then, (x) after satisfying the conditions in clause (a), only the Issuer’s or Hovnanian’s obligations under Sections 6.6 and 10.5, as applicable, will survive or (y) after satisfying the conditions in clause (b), only the Issuer’s or Hovnanian’s, as applicable, obligations in Article 2 and Sections 3.1, 3.2, 6.6, 6.10, 10.5, 10.6 and 10.7 will survive, and, in either case, the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction and discharging of this Indenture.  The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with this Indenture or the Securities.”

ARTICLE 8
THE NOTES

Section 8.01.  Form of Notes.  The Notes will be issued as Global Securities in the form of Exhibit A hereto (the “Global Note”).  The terms of such Notes are herein incorporated by reference and are part of this Supplemental Indenture.

Section 8.02.  Depositary.  The Depositary for the Global Note will initially be The Depositary Trust Company (“DTC”) and the Global Note will be deposited on or about the Issue Date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”).

Section 8.03.  Certificated Notes.  In addition to the provisions set forth in Section 2.8 of the Base Indenture, any Person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Notes.  Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

ARTICLE 9
REDEMPTION

Section 9.01.  Optional Redemption.  The Notes will be redeemable, in whole, at any time, or in part, from time to time, at the option of the Issuer upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the sum of:

(a)           100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if any; plus

(b)           the Make-Whole Amount.

The Trustee shall have no responsibility in connection with the calculation of such redemption price.

Section 9.02.  Sinking Fund; Mandatory Redemption.  There is no sinking fund for, or mandatory redemption of, the Notes.

Section 9.03.  Applicability of Sections of the Base Indenture.  The provisions of Sections 12.2, 12.3 and 12.4 of the Base Indenture in respect of the Notes shall apply to any optional redemption of the Notes.  Section 12.5 of the Base Indenture shall not so apply.

ARTICLE 10
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01.  Amendments, Supplements and Waivers.  The Issuer, Hovnanian, the Guarantors and the Trustee may amend, supplement or waive the Indenture, the Guarantees or the Notes as provided in Article Eight of the Base Indenture; provided that, in addition to the provisions of Section 8.2 of the Base Indenture, no amendment, supplement or waiver shall, without the consent of each Holder affected: (i) alter the provisions (including related definitions) set forth in Article 9 hereof or Section 3.04 or 3.08 hereof; or (ii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture.

Section 10.02.  Payments for Consents.  Neither the Issuer, Hovnanian nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 11
RELEASE OF ISSUER

Section 11.01.  Release of Issuer.  The Issuer may be released from its obligations under the Indenture and the Notes in accordance with the provisions of Article Fourteen of the Base Indenture and the following is added at the end of clause (3) of Article Fourteen thereof: “until such time, if any, as such Guarantee may be released pursuant to Section 5.02 hereof.”.

ARTICLE 12
MISCELLANEOUS

Section 12.01.  GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE, THE NOTES AND EACH GUARANTEE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

Section 12.02.  No Adverse Interpretation of Other Agreements.  This Supplemental Indenture may not be used to interpret another indenture or loan or debt agreement of Hovnanian, the Issuer or any subsidiary of Hovnanian.  Any such indenture or loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 12.03.  Successors and Assigns.  All covenants and agreements of the Issuer, Hovnanian and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns and inure to the benefit of their respective successors and assigns.

Section 12.04.  Counterparts.  The parties may sign any number of counterparts of this Supplemental Indenture.  Each signed counterpart shall be an original, but all of them together represent the same agreement.

Section 12.05.  Severability.  To the extent permitted by applicable law, in case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

Section 12.06.  Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.07.  Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.  If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture which is required to be included herein by any of Sections 310 to 317 of the Trust Indenture Act of 1939, inclusive, or is deemed applicable to this Indenture by virtue of the provisions of the Trust Indenture Act of 1939, such required provision shall control.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC., as the Issuer

By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President

HOVNANIAN ENTERPRISES, INC., as Guarantor

By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President

On behalf of each entity named in Schedule 1 hereto, as Guarantors

By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stephanie Roche
Name: Stephanie Roche
Title: Vice President

SCHEDULE 1

Guarantors

HOVNANIAN ENTERPRISES, INC.

ARROW PROPERTIES, INC.

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

K. HOV INTERNATIONAL, INC.

K. HOV IP, II, INC.

K. HOV IP, INC.

K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AT BERNARDS IV, INC.

K. HOVNANIAN AT BRANCHBURG III, INC.

K. HOVNANIAN AT BRIDGEPORT, INC.

K. HOVNANIAN AT BRIDGEWATER VI, INC.

K. HOVNANIAN AT BURLINGTON III, INC.

K. HOVNANIAN AT BURLINGTON, INC.

K. HOVNANIAN AT CALABRIA, INC.

K. HOVNANIAN AT CARMEL DEL MAR, INC.

K. HOVNANIAN AT CASTILE, INC.

K. HOVNANIAN AT CHAPARRAL, INC.

K. HOVNANIAN AT CLARKSTOWN, INC.

K. HOVNANIAN AT CRESTLINE, INC.

K. HOVNANIAN AT DOMINGUEZ HILLS, INC.

K. HOVNANIAN AT EAST WHITELAND I, INC.

K. HOVNANIAN AT FREEHOLD TOWNSHIP I, INC.

K. HOVNANIAN AT HACKETTSTOWN, INC.

K. HOVNANIAN AT HERSHEY’S MILL, INC.

K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.

K. HOVNANIAN AT HOPEWELL IV, INC.

K. HOVNANIAN AT HOPEWELL VI, INC.

K. HOVNANIAN AT HOWELL TOWNSHIP, INC.

K. HOVNANIAN AT KINGS GRANT I, INC.

K. HOVNANIAN AT KLOCKNER FARMS, INC.

K. HOVNANIAN AT LA TERRAZA, INC.

K. HOVNANIAN AT LA TROVATA, INC.

K. HOVNANIAN AT LAKEWOOD, INC.

K. HOVNANIAN AT LOWER SAUCON, INC.

K. HOVNANIAN AT MAHWAH II, INC.

K. HOVNANIAN AT MAHWAH V, INC.

K. HOVNANIAN AT MAHWAH VI, INC.

K. HOVNANIAN AT MAHWAH VII, INC.

K. HOVNANIAN AT MANALAPAN, INC.

K. HOVNANIAN AT MARLBORO II, INC.

K. HOVNANIAN AT MARLBORO TOWNSHIP III, INC.

1

K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.

K. HOVNANIAN AT METRO DC SOUTH, INC.

K. HOVNANIAN AT MONROE II, INC.

K. HOVNANIAN AT MONTCLAIR NJ, INC.

K. HOVNANIAN AT MONTGOMERY I, INC.

K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.

K. HOVNANIAN AT NORTHLAKE, INC.

K. HOVNANIAN AT OCEAN TOWNSHIP, INC.

K. HOVNANIAN AT OCEAN WALK, INC.

K. HOVNANIAN AT PERKIOMEN I, INC.

K. HOVNANIAN AT PERKIOMEN II, INC.

K. HOVNANIAN AT PLAINSBORO III, INC.

K. HOVNANIAN AT PRINCETON, INC.

K. HOVNANIAN AT RANCHO CHRISTIANITOS, INC.

K. HOVNANIAN AT RESERVOIR RIDGE, INC.

K. HOVNANIAN AT SAN SEVAINE, INC.

K. HOVNANIAN AT SARATOGA, INC.

K. HOVNANIAN AT SAWMILL, INC.

K. HOVNANIAN AT SCOTCH PLAINS II, INC.

K. HOVNANIAN AT SMITHVILLE, INC.

K. HOVNANIAN AT SOUTH BRUNSWICK III, INC.

K. HOVNANIAN AT SOUTH BRUNSWICK V, INC.

K. HOVNANIAN AT STONE CANYON, INC.

K. HOVNANIAN AT STONY POINT, INC.

K. HOVNANIAN AT SYCAMORE, INC.

K. HOVNANIAN AT TANNERY HILL, INC.

K. HOVNANIAN AT THE BLUFF, INC.

K. HOVNANIAN AT THE CEDARS, INC.

K. HOVNANIAN AT THORNBURY, INC.

K. HOVNANIAN AT TIERRASANTA, INC.

K. HOVNANIAN AT TUXEDO, INC.

K. HOVNANIAN AT UNION TOWNSHIP I, INC.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.

K. HOVNANIAN AT UPPER MAKEFIELD I, INC.

K. HOVNANIAN AT VAIL RANCH, INC.

K. HOVNANIAN AT WALL TOWNSHIP VI, INC.

K. HOVNANIAN AT WALL TOWNSHIP VIII, INC.

K. HOVNANIAN AT WASHINGTONVILLE, INC.

K. HOVNANIAN AT WAYNE III, INC.

K. HOVNANIAN AT WAYNE V, INC.

K. HOVNANIAN AT WILDROSE, INC.

K. HOVNANIAN COMPANIES NORTHEAST, INC.

K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.

K. HOVNANIAN COMPANIES OF MARYLAND, INC.

K. HOVNANIAN COMPANIES OF METRO WASHINGTON, INC.

2

K. HOVNANIAN COMPANIES OF NEW YORK, INC.

K. HOVNANIAN COMPANIES OF NORTH CAROLINA, INC.

K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.

K. HOVNANIAN CONSTRUCTION II, INC.

K. HOVNANIAN CONSTRUCTION III, INC.

K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.

K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.

K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.

K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.

K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.

K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.

K. HOVNANIAN DEVELOPMENTS OF INDIANA, INC.

K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN DEVELOPMENTS OF METRO WASHINGTON, INC.

K. HOVNANIAN DEVELOPMENTS OF MICHIGAN, INC.

K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.

K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.

K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.

K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN EQUITIES, INC.

K. HOVNANIAN FORECAST HOMES, INC.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF VIRGINIA, INC.

K. HOVNANIAN INVESTMENT PROPERTIES OF NEW JERSEY, INC.

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.

K. HOVNANIAN PROPERTIES OF NEWARK URBAN RENEWAL CORPORATION, INC.

K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK V, INC.

K. HOVNANIAN PROPERTIES OF WALL, INC.

KHC ACQUISITION, INC.

LANDARAMA, INC.

M&M AT LONG BRANCH, INC.

MATZEL & MUMFORD OF DELAWARE, INC.

MCNJ, INC.

PINE BROOK COMPANY, INC.

REFLECTIONS OF YOU INTERIORS, INC.

SEABROOK ACCUMULATION CORPORATION

3

STONEBROOK HOMES, INC.

THE MATZEL & MUMFORD ORGANIZATION, INC.

WASHINGTON HOMES, INC.

WESTMINSTER HOMES OF TENNESSEE, INC.

WESTMINSTER HOMES, INC.

WH LAND I, INC

WH PROPERTIES, INC.

WH PROPERTIES, INC.

ALFORD, L.L.C.

DULLES COPPERMINE, L.L.C.

EDISON CONTRACT SERVICES, L.L.C.

HLIG INVESTMENT I, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF CALIFORNIA, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF GEORGIA, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF NEW JERSEY, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF NORTH CAROLINA, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF TEXAS, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF VIRGINIA, L.L.C.

K. HOVNANIAN AT 3 CHAPMAN, L.L.C.

K. HOVNANIAN AT 4S II, L.L.C.

K. HOVNANIAN AT 4S, L.L.C.

K. HOVNANIAN AT ACQUA VISTA, L.L.C.

K. HOVNANIAN AT ALISO, L.L.C.

K. HOVNANIAN AT ALLENTOWN, L.L.C.

K. HOVNANIAN AT ARBOR HEIGHTS, L.L.C.

K. HOVNANIAN AT ARVIN, L.L.C.

K. HOVNANIAN AT AVENUE ONE, L.L.C.

K. HOVNANIAN AT BARNEGAT I, L.L.C.

K. HOVNANIAN AT BARNEGAT II, L.L.C.

K. HOVNANIAN AT BARNEGAT III, L.L.C.

K. HOVNANIAN AT BELLA LAGO, L.L.C.

K. HOVNANIAN AT BERKELEY, L.L.C.

K. HOVNANIAN AT BERNARDS V, L.L.C.

K. HOVNANIAN AT BLUE HERON PINES, L.L.C.

K. HOVNANIAN AT BRIDGEWATER I, L.L.C.

K. HOVNANIAN AT BRIDLEWOOD, L.L.C.

K. HOVNANIAN AT BROAD AND WALNUT, L.L.C.

K. HOVNANIAN AT CAMDEN I, L.L.C.

K. HOVNANIAN AT CAMP HILL, L.L.C.

K. HOVNANIAN AT CAPISTRANO, L.L.C.

K. HOVNANIAN AT CARMEL VILLAGE, L.L.C.

K. HOVNANIAN AT CEDAR GROVE III, L.L.C.

4

K. HOVNANIAN AT CEDAR GROVE IV, L.L.C.

K. HOVNANIAN AT CHESTER I, L.L.C.

K. HOVNANIAN AT CHESTERFIELD II, L.L.C.

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

K. HOVNANIAN AT CLIFTON, L.L.C.

K. HOVNANIAN AT CLIFTON II, L.L.C.

K. HOVNANIAN AT CORTEZ HILL, L.L.C.

K. HOVNANIAN AT CRANBURY, L.L.C.

K. HOVNANIAN AT CURRIES WOODS, L.L.C.

K. HOVNANIAN AT DENVILLE, L.L.C.

K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.

K. HOVNANIAN AT DOVER, L.L.C.

K. HOVNANIAN AT EASTLAKE, L.L.C.

K. HOVNANIAN AT EDGEWATER II, L.L.C.

K. HOVNANIAN AT EDGEWATER, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT ENCINITAS RANCH, L.L.C.

K. HOVNANIAN AT EVERGREEN, L.L.C.

K. HOVNANIAN AT FLORENCE I, L.L.C.

K. HOVNANIAN AT FLORENCE II, L.L.C.

K. HOVNANIAN AT FOREST MEADOWS, L.L.C.

K. HOVNANIAN AT FORKS TWP. I, L.L.C.

K. HOVNANIAN AT FRANKLIN, L.L.C.

K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. HOVNANIAN AT GREAT NOTCH, L.L.C.

K. HOVNANIAN AT GUTTENBERG, L.L.C.

K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.

K. HOVNANIAN AT HAMBURG, L.L.C.

K. HOVNANIAN AT HAMBURG CONTRACTORS, L.L.C.

K. HOVNANIAN AT HAWTHORNE, L.L.C.

K. HOVNANIAN AT HIGHLAND SHORES, L.L.C

K. HOVNANIAN AT HIGHWATER, L.L.C.

K. HOVNANIAN AT HILLTOP, L.L.C.

K. HOVNANIAN AT JACKSON I, L.L.C.

K. HOVNANIAN AT JACKSON, L.L.C.

K. HOVNANIAN AT JERSEY CITY IV, L.L.C.

K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL CO., L.L.C.

K. HOVNANIAN AT KING FARM, L.L.C.

K. HOVNANIAN AT LA COSTA GREENS, L.L.C.

K. HOVNANIAN AT LA COSTA, L.L.C.

K. HOVNANIAN AT LA HABRA KNOLLS, L.L.C.

K. HOVNANIAN AT LA TROVATA, INC.

K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C.

5

K. HOVNANIAN AT LAKE HILLS, L.L.C.

K. HOVNANIAN AT LAKE RIDGE CROSSING, L.L.C.

K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.

K. HOVNANIAN AT LAWRENCE V, L.L.C.

K. HOVNANIAN AT LINWOOD, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C

K. HOVNANIAN AT LITTLE EGG HARBOR CONTRACTORS, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C.

K. HOVNANIAN AT LITTLE TOKYO, L.L.C.

K. HOVNANIAN AT LONG BRANCH I, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND II, L.L.C.

K. HOVNANIAN AT MANALAPAN III, L.L.C.

K. HOVNANIAN AT MANSFIELD I, LLC

K. HOVNANIAN AT MANSFIELD II, LLC

K. HOVNANIAN AT MANSFIELD III, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C.

K. HOVNANIAN AT MARLBORO VI, L.L.C.

K. HOVNANIAN AT MARLBORO VII, L.L.C.

K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.

K. HOVNANIAN AT MENIFEE, L.L.C.

K. HOVNANIAN AT MENIFEE VALLEY CONDUMINIUMS, L.L.C.

K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.

K. HOVNANIAN AT MIDDLETOWN II, L.L.C.

K. HOVNANIAN AT MIDDLETOWN, L.L.C.

K. HOVNANIAN AT MILLVILLE I, L.L.C.

K. HOVNANIAN AT MILLVILLE II, L.L.C.

K. HOVNANIAN AT MILLVILLE III, L.L.C.

K. HOVNANIAN AT MOCKINGBIRD CANYON L.L.C.

K. HOVNANIAN AT MONROE III, L.L.C.

K. HOVNANIAN AT MONROE IV, L.L.C.

K. HOVNANIAN AT MONROE NJ, L.L.C.

K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT MOSAIC, L.L.C.

K. HOVNANIAN AT MT. OLIVE TOWNSHIP, L.L.C.

K. HOVNANIAN AT NEW BRUNSWICK URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT NEW WINDSOR, L.L.C.

K. HOVNANIAN AT NORTH BERGEN, L.L.C.

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.

6

K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL, L.L.C.

K. HOVNANIAN AT NORTH HALEDON, L.L.C.

K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.

K. HOVNANIAN AT NORTHAMPTON, L.L.C.

K. HOVNANIAN AT NORTHFIELD, L.L.C.

K. HOVNANIAN AT OLD BRIDGE, L.L.C.

K. HOVNANIAN AT PACIFIC BLUFFS, L.L.C.

K. HOVNANIAN AT PARAMUS, L.L.C.

K. HOVNANIAN AT PARK LANE, L.L.C.

K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C.

K. HOVNANIAN AT PHILADELPHIA III, L.L.C.

K. HOVNANIAN AT PHILADELPHIA IV, L.L.C.

K. HOVNANIAN AT PIAZZA D’ORO, L.L.C.

K. HOVNANIAN AT PITTSGROVE, L.L.C.

K. HOVNANIAN AT PRADO, L.L.C.

K. HOVNANIAN AT PRINCETON NJ, L.L.C.

K. HOVNANIAN AT RANCHO SANTA MARGARITA, L.L.C.

K. HOVNANIAN AT RANDOLPH I, L.L.C.

K. HOVNANIAN AT RAPHO, L.L.C.

K. HOVNANIAN AT READINGTON II, L.L.C.

K. HOVNANIAN AT RED BANK, L.L.C.

K. HOVNANIAN AT RIDGEMONT, L.L.C.

K. HOVNANIAN AT RIDGESTONE, L.L.C.

K. HOVNANIAN AT RIVERBEND, L.L.C.

K. HOVNANIAN AT RODERUCK. L.L.C.

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.

K. HOVNANIAN AT ROWLAND HEIGHTS, L.L.C.

K. HOVNANIAN AT SAGE, L.L.C.

K. HOVNANIAN AT SAYREVILLE, L.L.C.

K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.

K. HOVNANIAN AT SHELF COMPANY, L.L.C.

K. HOVNANIAN AT SILVER SPRING, L.L.C.

K. HOVNANIAN AT SKYE ISLE, L.L.C.

K. HOVNANIAN AT SMITHVILLE III, L.L.C.

K. HOVNANIAN AT SOMERS POINT, L.L.C.

K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.

K. HOVNANIAN AT SPARTA, L.L.C.

K. HOVNANIAN AT SPRINGCO, L.L.C.

K. HOVNANIAN AT SPRINGFIELD, L.L.C.

K. HOVNANIAN AT SUNSETS, L.L.C.

K. HOVNANIAN AT TEANECK, L.L.C.

K. HOVNANIAN AT THE CROSBY, L.L.C.

K. HOVNANIAN AT THE GABLES, L.L.C.

K. HOVNANIAN AT THE MONARCH, L.L.C.

7

K. HOVNANIAN AT THE PRESERVE, L.L.C.

K. HOVNANIAN AT THE THOMPSON RANCH, L.L.C.

K. HOVNANIAN AT TOWNGATE, L.L.C.

K. HOVNANIAN AT TRAIL RIDGE, L.L.C.

K. HOVNANIAN AT TRENTON, L.L.C.

K. HOVNANIAN AT UNION TOWNSHIP II, L.L.C.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.

K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT VINELAND, L.L.C.

K. HOVNANIAN AT WANAQUE, L.L.C.

K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.

K. HOVNANIAN AT WASHINGTON, L.L.C.

K. HOVNANIAN AT WAYNE VIII, L.L.C.

K. HOVNANIAN AT WAYNE IX, L.L.C.

K. HOVNANIAN AT WEST BRADFORD, L.L.C.

K. HOVNANIAN AT WEST MILFORD, L.L.C.

K. HOVNANIAN AT WEST WINDSOR, L.L.C.

K. HOVNANIAN AT WILLOW BROOK, L.L.C.

K. HOVNANIAN AT WINCHESTER, L.L.C.

K. HOVNANIAN AT WOODHILL ESTATES, L.L.C.

K. HOVNANIAN AT WOOLWICH I, L.L.C.

K. HOVNANIAN AT YONKERS I, L.L.C.

K. HOVNANIAN AT YONKERS II, L.L.C.

K. HOVNANIAN AT YONKERS III, L.L.C.

K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN CLASSICS CIP, L.L.C.

K. HOVNANIAN CLASSICS, L.L.C.

K. HOVNANIAN COMPANIES OF METRO D.C. NORTH, L.L.C.

K. HOVNANIAN COMPANIES, L.L.C.

K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.

K. HOVNANIAN FCS, L.L.C.

K. HOVNANIAN FIRST HOMES, L.L.C.

K. HOVNANIAN FOUR SEASONS AT GOLD HILL, L.L.C.

K. HOVNANIAN FOUR SEASONS AT HISTORIC VIRGINIA, L.L.C.

K. HOVNANIAN FRANCISCUS HOMES, L.L.C.

K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, L.L.C.

K. HOVNANIAN GREAT WESTERN HOMES, L.L.C.

K. HOVNANIAN HOLDINGS NJ, L.L.C.

K. HOVNANIAN HOMES AT BANYON COVE, L.L.C.

K. HOVNANIAN HOMES AT BAYVIEW, L.L.C.

K. HOVNANIAN HOMES AT CAMERON STATION, L.L.C.

8

K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.

K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.

K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM, PARK TOWNS, L.L.C.

K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.

K. HOVNANIAN HOMES AT JONES STATION 2, L.L.C.

K. HOVNANIAN HOMES AT LAUREL HIGHLANDS, L.L.C.

K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.

K. HOVNANIAN HOMES AT PAYNE STREET, L.L.C.

K. HOVNANIAN HOMES AT PRIMERA, L.L.C.

K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C.

K. HOVNANIAN HOMES AT RUSSET, L.L.C.

K. HOVNANIAN HOMES AT THE EASTON, L.L.C.

K. HOVNANIAN HOMES OF D.C., L.L.C.

K. HOVNANIAN HOMES OF DELAWARE, L.LC.

K. HOVNANIAN HOMES OF INDIANA, L.L.C.

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN HOMES OF SOUTH CAROLINA, L.L.C.

K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN INVESTMENTS, L.L.C.

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTHEAST SERVICES, L.L.C.

K. HOVNANIAN OF OLDE ORCHARD, L.L.C.

K. HOVNANIAN OHIO REALTY, L.L.C.

K. HOVNANIAN OSTER HOMES, L.L.C.

K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.

K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTH JERSEY ACQUISITION, L.L.C.

K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.

K. HOVNANIAN SUMMIT HOMES, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF MICHIGAN, L.L.C.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN T&C INVESTMENT, L.L.C.

K. HOVNANIAN VENTURE I, L.LC.

K. HOVNANIAN T&C MANAGEMENT CO., L.L.C.

K. HOVNANIAN WINDWARD HOMES, L.LC.

K. HOVNANIAN’S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.

9

K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY CONDOMINIUM, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT HEMET, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT HUNTFIELD, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT MENIFEE VALLE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT NEW KENT, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT PALM SPRINGS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT VINT HILL, L.L.C.

K. HOVNANIAN’S FOUR SEASONS, L.L.C.

K. HOVNANIAN’S PRIVATE HOME PORTFOLIO, L.L.C.

KHIP, LLC

KINGS COURT AT MONTGOMERY, L.L.C.

M&M AT APPLE RIDGE, L.L.C.

M&M AT BROOKHILL, L.L.C.

M&M AT CHESTERFIELD, L.L.C.

M&M AT EAST MILL, L.L.C.

M&M AT HERITAGE WOODS, L.L.C.

M&M AT KENSINGTON WOODS, L.L.C.

M&M AT MORRISTOWN, L.L.C.

M&M AT ROBERT MORRIS, L.L.C.

M&M AT SHERIDAN, L.L.C.

M&M AT SPARTA, L.L.C.

M&M AT SPINNAKER POINTE, L.L.C.

M&M AT SPRUCE HOLLOW, L.L.C.

M&M AT SPRUCE MEADOWS, L.L.C.

M&M AT SPRUCE RUN, L.L.C.

M&M AT TAMARACK HOLLOW, L.L.C.

M&M AT THE CHATEAU, L.L.C.

M&M AT THE HIGHLANDS, L.L.C.

M&M AT WEST ORANGE, L.L.C.

M&M AT WESTPORT, L.L.C.

M&M AT WHEATON URBAN RENEWAL, L.L.C.

MATZEL & MUMFORD AT CRANBURY KNOLL, L.L.C.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

MATZEL & MUMFORD AT FREEHOLD, L.L.C.

MATZEL & MUMFORD AT HERITAGE LANDING, L.L.C.

MATZEL & MUMFORD AT MONTGOMERY, L.L.C.

MATZEL & MUMFORD AT PHILLIPSBURG, L.L.C.

10

MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C.

MATZEL & MUMFORD AT SOUTH BRUNSWICK, L.L.C.

MATZEL & MUMFORD AT WOODLAND CREST, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C

MMIP, L.L.C.

PADDOCKS, L.L.C.

PINE AYR, L.L.C.

RIDGEMORE UTILITY ASSOCIATES OF PENNSYLVANIA, L.L.C.

RIDGEMORE UTILITY, L.L.C.

K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.

THE LANDINGS AT SPINNAKER POINTE, L.L.C.

WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.

WESTMINSTER HOMES OF ALABAMA, L.L.C.

WESTMINSTER HOMES OF MISSISSIPPI, L.L.C.

WOODLAND LAKES CONDOS AT BOWIE NEWTOWN, LLC

GOODMAN FAMILY OF BUILDERS, L.P.

K. HOVNANIAN OF HOUSTON II, L.P.

K. HOVNANIAN OF HOUSTON, L.P.

M & M INVESTMENTS, L.P.

11

SCHEDULE 2

Unrestricted Subsidiaries

12TH* STREET RESIDENTIAL, LTD.

77 HUDSON STREET JOINT DEVELOPMENT, L.L.C.

BRIGHTBEACH DEVELOPMENT, LTD.

BRIGHTCHASE, LTD.

BRIGHTON HOMES AT WALDEN MANAGEMENT, L.L.C.

BRIGHTON HOMES AT WALDEN, LTD.

CAMBRIDGE MORTGAGE COMPANY, L.L.C.

COBBLESTONE SQUARE DEVELOPMENTS, L.L.C.

CORNERSTONE CONCRETE & MASONRY SERVICES, L.L.C.

EASTERN TITLE AGENCY, INC.

FOUNDERS TITLE AGENCY OF MARYLAND, L.L.C.

FOUNDERS TITLE AGENCY, INC.

GOSLING ROAD DEVELOPMENT CO., INC.

GOVERNOR’S ABSTRACT CO., INC.

GREENWAY FARMS UTILITY ASSOCIATES, L.L.C.

HERITAGE PINES, L.L.C.

HEXTER-FAIR LAND TITLE COMPANY I, INC.

HOVNANIAN FINANCIAL SERVICES I, INC.

HOVNANIAN FINANCIAL SERVICES II, INC.

HOVNANIAN FINANCIAL SERVICES IV, INC.

HOVSTONE HOLDINGS, L.L.C.

HOVSTONE PROPERTIES FLORIDA, L.L.C.

HOVSTONE PROPERTIES ILLINOIS, L.L.C.

HOVSTONE PROPERTIES MINNESOTA, L.L.C.

HUDSON POINTE JOINT DEVELOPMENT, L.L.C.

HUNTER MILL VILLAGE, L.L.C.

INGLEWOOD NORTH, L.L.C.

JAEGER ROAD 530, L.L.C.

K. HOVNANIAN 77 HUDSON STREET INVESTMENTS, L.L.C.

K. HOVNANIAN AMERICAN MORTGAGE, L.L.C.

K. HOVNANIAN AT 77 HUDSON STREET URBAN RENEWAL COMPANY, L.L.C.

K. HOVNANIAN AT HUDSON POINTE, L.L.C.

K. HOVNANIAN AT LAKE RANCHO VIEJO, L.L.C.

K. HOVNANIAN AT MANALAPAN II, L.L.C.

K. HOVNANIAN AT PHILADELPHIA I, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL II, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL III, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL IV, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VII, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.

K. HOVNANIAN CHESTERFIELD INVESTMENT, L.L.C.

K. HOVNANIAN HUDSON POINTE INVESTMENTS, L.L.C.

K. HOVNANIAN INVESTMENT PROPERTIES, INC.

K. HOVNANIAN INVESTMENTS II, L.L.C.

K. HOVNANIAN MANALAPAN INVESTMENT, L.L.C.

K. HOVNANIAN MORTGAGE FUNDING, L.L.C.

K. HOVNANIAN POLAND, SP .Z.O.O.

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K. HOVNANIAN PROPERTIES OF RED BANK, INC.

K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.

K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.

K. HOVNANIAN T&C HOMES AT MINNESOTA, L.L.C.

K. HOVNANIAN TITLE REINSURANCE, INC.

K. HOVNANIAN’S FOUR SEASONS AT BEAUMONT, L.L.C.

KINGS CROSSING AT MONTGOMERY, L.L.C.

LAUREL HIGHLANDS, LLC

M&M AT MONROE WOODS, L.L.C.

MCKINLEY COURT, L.L.C.

MILLENNIUM TITLE AGENCY, LTD.

MM-BEACHFRONT NORTH I, L.L.C.

MM-BEACHFRONT NORTH II, L.L.C.

MSHOV HOLDING COMPANY, L.L.C.

NATOMAS CENTRAL NEIGHBORHOOD HOUSING, L.L.C.

NEW HOMEBUYERS TITLE CO. (VIRGINIA) L.L.C.

NEW HOMEBUYERS TITLE COMPANY, L.L.C.

NEW HOMEBUYERS TITLE,  L.L.C. (WV)

NORTH MANATEE, L.L.C.

NRD, L.L.C.

OLD CITY DELAWARE, L.L.C.

OLD CITY DEVELOPMENT, INC

OLD CITY JOINT DEVELOPMENT, L.L.C.

PARK TITLE COMPANY, LLC

PARKWAY DEVELOPMENT COMPANY

PI INVESTMENTS I, L.L.C.

PI INVESTMENTS II, L.L.C.

PRESTON PARKER, L. P.

RIDGEMORE UTILITY ASSOCIATES OF PENNSYLVANIA, L.L.C.

RR HOUSTON DEVELOPERS, LLC

RR HOUSTON DEVELOPMENT, L.P.

RR HOUSTON INVESTMENT, L.P.

RR HOUSTON INVESTORS, LLC

THOMPSON RANCH JOINT DEVELOPMENT, L.L.C.

TOWN HOMES AT MONTGOMERY, L.L.C.

TRINITY LIMITED TITLE AGENCY, INC.

WHI-REPUBLIC, LLC

WRIGHT FARM, LLC

2

Exhibit A

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

(1) This should be included only if the Note is issued in global form.

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[FACE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

REGISTERED – No.	CUSIP No.:
$

7½% Senior Notes due 2016

K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), for value received hereby promises to pay to                         , or registered assigns, the principal sum of                                                         ($                   ) Dollars on May 15, 2016.

Interest Payment Dates:  May 15 and November 15, commencing November 15, 2006

Interest Record Dates:  May 1 and November 1

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

K. HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

Dated:

CERTIFICATE OF AUTHENTICATION

Wachovia Bank, National Association, as
Trustee, certifies that this is one of the
Securities of the series designated herein
referred to in the within mentioned
Indenture.

Dated:

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Trustee

By:
Authorized Signatory

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[REVERSE SIDE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

7½% Senior Notes due 2016

1.             Interest and Principal.

K. HOVNANIAN ENTERPRISES, INC. (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), a California corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Issuer will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2006, until the principal is paid or made available for payment.  Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from February 27, 2006, provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such succeeding interest payment date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer promises to pay the principal of this Note on May 15, 2016.

2.             Method of Payment.

The Issuer will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Issuer) to the persons who are registered Holders of Notes at the close of business on the May 1 and November 1 immediately preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payment of principal of, premium, if any, and interest on a Global Note registered in the name of, or held by the Depositary or its nominee will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such a Global Note.  If any of the Notes are no longer represented by a Global Note, payment of interest on the definitive Notes may, at the Issuer’s option, be made by check mailed directly to Holders at their registered address.

3.             Paying Agent and Registrar.

Initially, Wachovia Bank, National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Issuer may change or appoint any Paying Agent,

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Registrar or co-Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.             Indenture.

The Issuer issued the Notes under an Indenture (the “Base Indenture”) dated November 3, 2003, among the Issuer, Hovnanian and the Trustee, the terms of which have been established in the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) dated as of February 27, 2006, among the Issuer, Hovnanian, the Guarantors and the Trustee (the Base Indenture, as supplemented, by a First Supplemental Indenture thereto, dated as of November 3, 2003, a Second Supplemental Indenture thereto, dated as of March 18, 2004, a Third Supplemental Indenture thereto, dated as of July 15, 2004, a Fourth Supplemental Indenture thereto, dated as of April 19, 2005, a Fifth Supplemental Indenture thereto, dated as of September 6, 2005, and the Sixth Supplemental Indenture, the “Indenture”), pursuant to Section 2.3 of the Base Indenture.  This Note is one of the Securities of the series designated as the “7½% Senior Notes due 2016” of the Issuer.  The Issuer may issue additional Notes of this series after this Note has been issued.  This Note and any additional notes of this series subsequently issued under the Indenture shall be treated as a single series for all purposes under the Indenture and shall vote and consent together on all matters as one class, including, without limitation, waivers, amendments, redemption and offers to purchase.  The terms of the Notes and the Guarantees include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date of the Indenture.  The Notes and the Guarantees are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

Capitalized terms not defined herein have the meanings given to those terms in the Indenture.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to: K. Hovnanian Enterprises, Inc., 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, Attention: Chief Financial Officer.

5.             Optional Redemption.

The Notes will be redeemable, in whole, at any time, or in part, from time to time, at the option of the Issuer upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the sum of:

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(a)           100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date; plus

(b)           the Make-Whole Amount.

The Trustee shall have no responsibility in connection with the calculation of such redemption price.

“Make-Whole Amount” means, in connection with any optional redemption of any Note, the excess, if any, of: (a) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Treasury Rate (determined on the business day preceding the date of such redemption) plus 0.5%, from the respective dates on which such principal and interest would have been payable if such payment had not been made; over (b) the principal amount of the Note being redeemed.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), equal to the then remaining maturity of the Note being prepaid.  If no maturity exactly corresponds to such maturity, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem appropriate and fair.

No Notes of $1,000 in original principal amount or less shall be redeemed in part. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the

5

date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

6.             Mandatory Redemption.

There is no sinking fund for, or mandatory redemption of, the Notes.

7.             Denominations, Transfer, Exchange.

The Notes are in registered form only without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Registrar is not required to transfer or exchange any Note or certain portions of a Note.

8.             Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

9.             Unclaimed Money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

10.           Discharge and Defeasance.

Subject to certain conditions set forth in the Indenture, the Issuer, Hovnanian and the Guarantors at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuer deposits with the

6

Trustee money and/or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to maturity or redemption, as the case may be.

11.           Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable.  If a bankruptcy or insolvency default with respect to the Issuer or Hovnanian occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

12.           Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Issuer, Hovnanian, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees to, among other things set forth in the Indenture, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

13.           Trustee Dealings With Issuer.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its affiliates, with the same rights as if it were not Trustee; however, if it acquires any conflicting interest (as defined in the TIA), it must eliminate such conflict, apply to the Commission for permission to continue or resign.

14.           No Recourse Against Others.

An incorporator, and any past, present or future director, officer, employee or stockholder, as such, of the Issuer, Hovnanian or the Guarantors shall not have any liability for any obligations of the Issuer, Hovnanian or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

7

15.           Guarantees.

The Notes will be entitled to the benefits of certain Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

16.           Governing Law.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

17.           CUSIP NUMBERS.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

18.           Authentication.

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.           Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

8

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint                                              agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

9

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 3.04 or 3.08 of the Sixth Supplemental Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 3.04 or 3.08 of the Sixth Supplemental Indenture, state the amount (in original principal amount) below:

$                                                .

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

10

SCHEDULE OF INCREASES OR DECREASES
IN THE GLOBAL NOTE*

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*              This should be included only if the Note is issued in global form.

11

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                             ,

among

K. HOVNANIAN ENTERPRISES, INC.

HOVNANIAN ENTERPRISES, INC.

The Other Guarantors Party Hereto

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

71/2% Senior Notes due 2016

1

THIS [             ] SUPPLEMENTAL INDENTURE (this “[             ] Supplemental Indenture”), entered into as of                    ,           , among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc. (“Hovnanian”), [list each new guarantor and its jurisdiction of incorporation] (each an “Undersigned”) and Wachovia Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, Hovnanian, the other Guarantors party thereto and the Trustee entered into the Indenture dated as of November 3, 2003 (as supplemented, the “Indenture”) as supplemented by (i) a First Supplemental Indenture thereto, dated as of November 3, 2003, (ii) a Second Supplemental Indenture thereto, dated as of March 18, 2004, (iii) a Third Supplemental Indenture thereto, dated as of July 15, 2004, (iv) a Fourth Supplemental Indenture thereto, dated as of April 19, 2005, (v) a Fifth Supplemental Indenture thereto, dated as of September 6, 2005, and the Sixth Supplemental Indenture dated as of February 27, 2006 (the “Sixth Supplemental Indenture”), relating to the Issuer’s 71/2% Senior Notes due 2016 (the “Notes”);

WHEREAS, as a condition to the purchase of the Notes by the Holders, Hovnanian agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees of the Notes, subject to certain limitations.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

SECTION 2.  Each Undersigned, by its execution of this [             ] Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to Article Thirteen of the Base Indenture and Article 5 of the Sixth Supplemental Indenture.  Each Undersigned will also execute a Guarantee Notation in respect of the Notes.

SECTION 3.  This [             ] Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.  This [             ] Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

2

SECTION 5.  This [             ] Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this [             ] Supplemental Indenture will henceforth be read together.

3

IN WITNESS WHEREOF, the parties hereto have caused this [             ] Supplemental Indenture to be duly executed as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC., as Issuer

By:
Name:
Title:

HOVNANIAN ENTERPRISES, INC.,

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

4